Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary & Highlights

Fund

•       Through the end of the first quarter of 2007, Behringer Harvard Opportunity REIT I, Inc. had acquired four office properties, purchased a 95 percent interest in a mixed-use hotel and condominium development, and provided mezzanine loans for the development of two Class A apartment communities and two student housing apartment projects.

•       In February 2007, we made two mezzanine loans to provide approximately $14.2 million in financing for student housing apartment projects at Texas Christian University and the University of Virginia. These loans accrue interest at 10 percent per year. In conjunction with these, the Fund has entered into an agreement to acquire a 50 percent ownership interest in the completed projects. Management expects these loans to be repaid and to acquire our ownership interest before the end of the third quarter of this year.

•       In March 2007, our board of directors declared distributions for the second quarter of 2007 to be paid at a 3.0 percent annualized rate of return based upon a $10 per share purchase price. Distributions for the first quarter of 2007 were paid at a 2.5 percent annualized rate of return based upon a $10 per share purchase price.

Financial Statements

•       During the first quarter of 2007, funds from operations (FFO) was approximately $1.7 million as compared to approximately $174,000 of FFO reported for the first quarter of 2006.

•       The Fund generated approximately $3.1 million of net operating income (NOI) during the first quarter of 2007 as compared to approximately $71,000 of NOI during the same period in 2006.

•       Rental revenue was approximately $5.2 million during the first quarter of 2007 as compared to approximately $119,000 during the same period in 2006. In 2007, the total revenue included rental revenue from the Fund’s office properties as well as revenue from Chase Park Plaza. The amount recorded in the first quarter of 2006 consisted of one month’s worth of revenue from the Whitewater property acquired in March 2006.

Property Spotlight

•       In December 2006, the Fund acquired a 95 percent interest in Chase Park Plaza—a historic, mixed-use complex comprised of an 11-story, 251-room hotel; a 29-story, 269-unit residential high-rise; and a parking garage. The property has five restaurants, a four-screen movie theatre, a spa, and 65,000 square feet of meeting space.

•       Renovations of the existing hotel rooms and conversion of the residential apartment units into high-end condominiums, furnished corporate apartments, and hotel rooms are well underway.

•       Work on conversion of the 29-story Chase Park Plaza Apartments into The Private Residences at Chase Park Plaza picked up momentum late in the first quarter. All residents of the apartment tower have vacated and demolition has commenced in parts of the structure. Primary initial construction is focused on the addition of new high-speed elevators that will serve the new corporate suites and corporate apartments added to the hotel. Work has also commenced on extensive renovation of the adjacent four-story parking structure.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	Mar. 31, 2007	Dec. 31, 2006

Assets

Real estate

Land and improvements, net	$15,353	$15,354

Buildings and improvements, net	124,662	118,999

Real estate under development	44,734	38,418

Total real estate	184,749	172,771

Cash and cash equivalents	79,364	54,639

Restricted cash	3,432	2,335

Accounts receivable	2,863	1,208

Prepaid expenses and other assets	852	477

Furniture, fixtures, and equipment, net	8,975	7,841

Escrow deposits	4,000	-

Deferred financing fees, net	2,058	1,788

Notes receivable	15,883	1,718

Lease intangibles, net	12,899	13,565

Other intangibles, net	10,650	10,826

Total assets	$325,725	$267,168

Liabilities and stockholders’ equity

Mortgages payable	$92,219	$89,204

Accounts payable	1,317	470

Payables to affiliates	2,535	2,411

Acquired below-market leases, net	4,012	4,365

Dividends payable	483	1,694

Accrued liabilities	6,836	5,540

Subscriptions for common stock	1,509	570

Other liabilities	796	820

Total liabilities	109,707	105,074

Commitments and contingencies

Minority interest	3,470	2,648

Stockholders’ equity

Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	-	-

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-

Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,272,227 and 18,202,576 shares issued and outstanding at March 31, 2007, and December 31, 2006, respectively	2	2

Additional paid-in capital	214,479	159,905

Accumulative distributions in excess of net income (loss)	(1,933)	(461)

Total stockholders’ equity	212,548	159,446

Total liabilities and stockholders’ equity	$325,725	$267,168

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	3 mos. ended	3 mos. ended
	Mar. 31, 2007	Mar. 31, 2006

Cash flows from operating activities:

Net income (loss)	$(193)	$131

Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:

Depreciation and amortization	1,703	37

Amortization of deferred financing fees	244	-

Minority interest	137	-

Change in accounts receivable	(1,655)	(113)

Change in prepaid expenses and other assets	(239)	29

Change in accounts payable	462	-

Change in other liabilities	(24)	-

Change in accrued liabilities	561	160

Change in payables to affiliates	198	10

Cash provided by operating activities	1,194	254

Cash flows from investing activities:

Escrow deposits and pre-acquisition costs on real estate to be acquired	(4,137)	-

Purchases of real estate	(886)	(9,062)

Capital expenditures for real estate under development	(1,300)	-

Capital expenditures for real estate under development of consolidated borrowers	(5,424)	-

Additions of property and equipment	(5,565)	-

Changes in restricted cash	(127)	-

Investment in notes receivable	(14,165)	-

Financing costs for notes receivable	(545)	-

Cash used in investing activities	(32,149)	(9,062)

Cash flows from financing activities:

Proceeds from mortgages of consolidated borrowers	3,015	-

Issuance of common stock	58,665	41,381

Redemptions of common stock	(155)	-

Offering costs	(5,874)	(5,753)

Distributions	(553)	-

Contributions from minority interest holders	685	-

Change in subscriptions for common stock	940	(123)

Change in subscription cash received	(969)	99

Change in payables to affiliates	(74)	(174)

Cash provided by financing activities	55,680	35,430

Net change in cash and cash equivalents	24,725	26,662

Cash and cash equivalents at beginning of period	54,639	18,561

Cash and cash equivalents at end of period	$79,364	$45,183

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)	3 mos. ended	3 mos. ended
	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$5,209	$119

Expenses

Property operating expenses	1,375	22

Interest expense	929	-

Real estate taxes	560	21

Property management fees	127	5

Asset management fees	323	5

General and administrative	307	160

Advertising costs	465	-

Depreciation and amortization	1,949	43

Total expenses	6,035	256

Interest income	770	268

Minority interest	(137)	-

Net income (loss)	$(193)	$131

Basic and diluted weighted average shares outstanding	20,700	3,765

Basic and diluted income (loss) per share	$(0.01)	$0.03

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS

(in thousands)	3 mos. ended	3 mos. ended
	Mar. 31, 2007	Mar. 31, 2006

Net income (loss)	$(193)	$131

Adjustments:

Real estate depreciation[1]	1,136	24

Real estate amortization[1]	773	19

Funds from operations[2]	$1,716	$174

Basic and diluted weighted average shares outstanding	20,700	3,765

1  This represents our proportional share of depreciation and amortization expense of the properties we wholly own and our 95 percent ownership share of depreciation and amortization for Chase Park Plaza.

2  FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by generally accepted accounting principles (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2007, and December 31, 2006, and our unaudited condensed consolidated results of operations and cash flows for the periods ended March 31, 2007, and 2006. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Fund,” the “Company,” “we,” “us,” or “our”) and our subsidiaries, including consolidated variable interest entities, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

NET OPERATING INCOME (NOI)

(in thousands)	3 mos. ended	3 mos. ended
	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$5,209	$119

Operating expenses

Property operating expenses	1,375	22

Real estate taxes	560	21

Property management fees	127	5

Total operating expenses	2,062	48

Net operating income	$3,147	$71

RECONCILIATION OF NOI TO NET INCOME (LOSS)

Net operating income	$3,147	$71

Less: Depreciation & amortization	(1,949)	(43)

General & administrative expense	(307)	(160)

Interest expense	(929)	-

Asset management fees	(323)	(5)

Advertising costs	(465)	-

Add: Interest income	770	268

Minority interest	(137)	-

Net income (loss)	$(193)	$131

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

Published 05/07 • IN
© 2007 Behringer Harvard	101404

15601 Dallas Parkway, Suite 600 Addison, TX 75001